UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 29, 2016

Diamond Resorts International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35967	46-1750895
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10600 West Charleston Boulevard, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-684-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 29, 2016, Diamond Resorts International, Inc. (the “Company”) and Diamond Resorts Corporation, a wholly-owned subsidiary of the Company (“DRC”), completed their previously announced acquisition of the vacation ownership business of Intrawest Resort Club Group from Intrawest Resorts Holdings, Inc. In this transaction, subsidiaries of the Company acquired management contracts, notes and other amounts receivable, real property interests, unsold vacation ownership interests and other assets.

On January 29, 2016, the Company issued a press release announcing the closing of the transactions with Intrawest. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Diamond Resorts International, Inc., dated January 29, 2016 (furnished herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Resorts International, Inc.
January 29, 2016	By: /s/ Jared T. Finkelstein Name: Jared T. Finkelstein Title: Senior Vice President-General Counsel and Secretary